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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Experts" and to the use of our report dated March 18, 2003, in Post-Effective Amendment No. 3 to the Registration Statement on Form SB-2 (File No. 333-57830) and related Prospectus of MigraTEC, Inc. filed April 29, 2003 for the registration of 650,000 shares of common stock.

                                         /s/ ERNST & YOUNG LLP
                                         ______________________________________
                                         Ernst & Young LLP


Dallas, Texas
April 24, 2003